UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2012

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 29 and May 30, 2012, management of Axcelis Technologies, Inc. (the “Company”) will be participating in a presentation and meetings with investors and analysts. The presentation is available in the “Investors” section of the Company’s website at www.axcelis.com. As part of this presentation, the Company will be reiterating but not updating previously issued financial guidance for the second quarter of fiscal 2012. The second quarter guidance was originally communicated in the Company’s first quarter earnings call on May 3, 2012 and was also reiterated in a press release on May 24, 2012, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this report shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 24, 2012. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2012	Axcelis Technologies, Inc.

	By:	/s/ JAY ZAGER
Jay Zager
Executive Vice President
and Chief Financial Officer